Exhibit 10.5

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES

OF THE

SERIES B CONVERTIBLE PREFERRED STOCK

OF

HEALTHAXIS INC.

The undersigned, the Chief Executive Officer of HealthAxis Inc., a Pennsylvania corporation (the “Company”), in accordance with the provisions of the Pennsylvania Business Corporation Law does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Company, the following resolution creating a series of preferred stock, designated as Series B Convertible Preferred Stock, was duly adopted on            , 2008, as follows:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), there hereby is created out of the shares of the Company’s preferred stock, par value $1.00 per share, authorized in Article 5 of the Articles of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Company, to be named “Series B Convertible Preferred Stock,” consisting of twenty-nine million twenty-three thousand eight hundred (29,023,800) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1.                                       Designation and Rank. The designation of such series of the Preferred Stock shall be the Series B Convertible Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”). The maximum number of shares of Series B Preferred Stock shall be twenty-nine million twenty-three thousand eight hundred (29,023,800) shares. The Series B Preferred Stock shall rank senior to the Company’s common stock, par value $0.10 per share (the “Common Stock”), and to all other currently existing classes and series of equity securities of the Company (“Junior Stock”).

2.                                       Dividends.

(a)                                  Payment of Dividends. Commencing on the date of the initial issuance (the “Issuance Date”) of the Series B Preferred Stock, the holders of record of shares of Series B Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and as declared by the Board of Directors, in an amount and as of the same record and payment dates as any dividends in respect of the Common Stock that have been declared by the Board of Directors (the “Dividend Payment”), and no more, payable upon conversion pursuant to Section 5 hereof in cash or, if the Equity Conditions (as defined below) have been met, at the Company’s option in shares of Common Stock. Upon the payment of any dividend on the Series B Preferred Stock in shares of Common Stock, the number of shares of Common Stock to be issued to the holder shall be an amount equal to the quotient of (i) the Dividend Payment divided by (ii) ninety percent (90%) of the average of the VWAP (as defined below) for the twenty (20) trading days immediately preceding the date the Dividend Payment is due. Dividends on the Series B Preferred Stock shall not be cumulative. Dividends on the Series B Preferred Stock are prior and in preference to any declaration or payment of any distribution on any outstanding shares of Junior Stock, except for the Common Stock in respect of which dividends on the Series B Preferred Stock shall be pari passu.

(b)                                 For purposes hereof, “Equity Conditions” means, during the period in question, (i) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Conversion Notices (as defined in Section 5(b)(i)), if any, (ii) there is an effective registration statement pursuant to which the holders of Series B Preferred Stock are permitted to utilize the prospectus thereunder (as the same may have been amended from time to time) to resell all of the shares of Common Stock issuable pursuant to such dividend payment in question, and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future or such shares are eligible for resale under Rule 144, (iii) the Common Stock is trading or quoted on the OTC Bulletin Board, any one of the NASDAQ markets, the American Stock Exchange or the New York Stock Exchange (each, individually, a “Trading Market” and collectively, the “Trading Markets”) and all of the shares of Common Stock issuable pursuant to such dividend payment are listed for trading or quoted on a Trading Market (and this Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (iv) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of the shares of Common Stock issuable pursuant to such dividend payment, (v) the issuance of the shares in question to the holder of Series B Preferred Stock would not violate the limitations set forth in Section 7, (vi) for a period of 20 consecutive days on which the Common Stock is traded or quoted on a Trading Market (each, a “Trading Day”) immediately prior to the applicable date in question, the daily average dollar volume for the Common Stock on the Trading Market exceeds $100,000 per Trading Day with a VWAP (as defined below) for each such Trading Day equal to or greater than $• per share (subject to adjustment for forward and reverse stock splits and the like) and (vii) no public announcement of a pending or proposed change of control or acquisition transaction has occurred that has not been consummated.  For purposes hereof, “VWAP” means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on a Trading Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(c)                                  Intentionally omitted.

(d)                                 In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4 hereof, all declared and unpaid dividends on the Series B Preferred Stock shall be payable on the date of payment of the preferential amount to the holders of Series B Preferred Stock.  In the event of a redemption pursuant to Section 8 hereof, all declared and unpaid dividends on the Series B Preferred Stock shall be payable on the date of such redemption. In the event of a voluntary conversion pursuant to Section 5(a) hereof, all declared and unpaid dividends on the Series B Preferred Stock being converted shall be payable on the Voluntary Conversion Date (as defined in Section 5(b)(i) hereof).

(e)                                  For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company (other than repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

3.                                       Voting Rights.

(a)                                  Class Voting Rights. For so long as 10,000,000 shares (as adjusted for any stock dividends, combinations, or splits with respect to such shares) of the Series B Preferred Stock remain outstanding, the Series B Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). In connection therewith, the Company shall not, without the affirmative vote or consent of the holders of at least fifty percent (50%) of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series B Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of Preferred Stock, ranking pari passu or senior to the Series B Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series B Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Company’s Junior Stock (other than de minimis repurchases from employees of the Company in certain circumstances, and any contractual redemption obligations existing as of the date hereof as disclosed in the Company’s public filings with the Securities and Exchange Commission); (iv) amend the Articles of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series B Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock other than as permitted hereby; (vi) reclassify the Company’s outstanding securities; (vii) voluntarily file for bankruptcy, liquidate the Company’s assets or make an assignment for the benefit of the Company’s creditors; (viii) materially change the nature of the Company’s business; or (ix) authorize, approve or enter into a Major Transaction (as defined in Section 8 below).

(b)                                 General Voting Rights. Except with respect to transactions upon which the Series B Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) and 3(c) herein and except as otherwise required by Pennsylvania law, the Series B Preferred Stock shall have no voting rights. The Common Stock into which the Series B Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company, and none of the rights of the Preferred Stock.

(c)                                  Preferred Stock Director. For so long as 10,000,000 shares (as adjusted for any stock dividends, combinations, or splits with respect to such shares) of Series B Preferred Stock remain outstanding, the holders of the Series B Preferred Stock, voting together as a single class, shall be entitled to nominate and elect one (1) member of the Board of Directors of this Company at each meeting or pursuant to their written consent. Any director who shall have been elected by the holders of the Series B Preferred Stock may be removed during the aforesaid’s term of office, whether with or without cause, only by the affirmative vote of the holders of majority of the Series B Preferred Stock, voting together as a single class. In the event that said director is removed then the holders of the Series B Preferred Stock shall be entitled to name a replacement director.

4.                                       Liquidation Preference.

(a)                                  In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $0.84 per share (the “Liquidation Preference Amount”) of the Series B Preferred Stock plus any declared and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any declared and unpaid dividends payable to the holders of outstanding shares of the Series B Preferred Stock and any series of Preferred Stock or any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, with the Series B Preferred Stock, then all of said assets will be distributed among the holders of the Series B Preferred Stock and the other classes of stock ranking pari passu with the Series B Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series B Preferred Stock) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series B Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any declared and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any declared and unpaid dividends to which each holder is entitled, such holders of shares of Series B Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

(b)                                 Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

5.                                       Conversion. The holder of Series B Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a)                                  Right to Convert. At any time on or after the Issuance Date, the holder of any such shares of Series B Preferred Stock may, at such holder’s option, subject to the limitations set forth in Section 7 herein, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series B Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series B Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section 8 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series B Preferred Stock notice of such liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights (or, if the Company obtains lesser notice thereof, then as promptly as possible after the date that it has obtained notice thereof) and (ii) state the amount per share of Series B Preferred Stock that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be.

(b)                                 Mechanics of Voluntary Conversion. The Voluntary Conversion of Series B Preferred Stock shall be conducted in the following manner:

(i)                                     Holder’s Delivery Requirements. To convert Series B Preferred Stock into full shares of Common Stock on any date (the “ Voluntary Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company at (714) 970-1342, Attention: Chief Financial Officer, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Voluntary Conversion Date the original certificates representing the shares of Series B Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

(ii)                                  Company’s Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall, within three (3) business days following the date of receipt by the Company of the fully executed Conversion Notice, use its commercially reasonable best efforts to issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, the number of shares of Common Stock to which the holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such conversion is in connection with a sale and the Company and the Transfer Agent are participating in DTC through the DWAC system. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series B Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company’s expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series B Preferred Stock not converted.

(iii)                               Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than three (3) business days after receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within five (5) business days of such disputed arithmetic calculation being submitted to the holder, then the Company shall within three (3) business days submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company’s independent registered public accounting firm. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than ten (10) business days from the time it receives the disputed calculations. Such accountant’s calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder’s calculation was correct, or by the holder, in the event the Company’s calculation was correct, or equally by the Company and the holder in the event that neither the Company’s or the holder’s calculation was correct. The period of time in which the Company is required to effect conversions under this Certificate of Designation shall be tolled with respect to the subject conversion pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).  In the case of a dispute as to the holder’s right to have all or a portion of its Preferred Stock redeemed or the price of such redemption, or a dispute as to the occurrence of a subsequent issuance or other event which would trigger a reset of the Conversion Price pursuant to Section 5(e) below or the adjusted value of the Conversion Price, the Company shall submit the disputed determinations via facsimile within three (3) business days of receipt, or deemed receipt, of the Conversion Notice or a notice of redemption pursuant to Section 8 hereof or other event giving rise to such dispute, as the case may be, to the holder. If the holder and the Company are unable to agree upon such determination or calculation within five (5) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall, within three (3) business days submit via facsimile a copy of (a) the disputed agreement or other documentation of an event or occurrence which the holder believes may trigger a reset of the Conversion Price, to an independent law firm selected by the Company and approved by holder or (b) the disputed arithmetic calculation of the Conversion Price or any redemption price to the Company’s independent registered public accounting firm. The Company, at the Company’s expense, shall cause the law firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations.  Such law firm’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The procedures required by this Section 5(b)(iii) are collectively referred to herein as the “Dispute Resolution Procedures.”

(iv)                              Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v)                                 Company’s Failure to Timely Convert. If within three (3) business days of the Company’s receipt of an executed copy of the Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day) (the “Delivery Date”) and if the Company and the holder are not engaged in the dispute resolution process described in Section 5(b)(iii), if the Transfer Agent shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of the Series B Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series B Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a “Conversion Failure”), in addition to all other available remedies which such holder may pursue other than upon the exercise of holder’s Buy-In rights as provided in Section 5(b)(iv), the Company shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the Closing Bid Price (as defined below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made. The term “Closing Bid Price” shall mean, for any security as of any date, the last closing bid price of such security on the Trading Market on which such security is traded as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series B Preferred Stock.  Notwithstanding the foregoing, no additional damages shall be paid to any holder exercising his Buy-In rights pursuant to Section 5(b)(iv).

(vi)                              Buy-In Rights. In addition to any other rights available to the holders of Series B Preferred Stock, if the Company fails to cause its Transfer Agent to transmit to the holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of the Series B Preferred Stock on or before the

Delivery Date, and if the Company and the holder are not engaged in the dispute resolution process described in Section 5(b)(iii), and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock issuable upon conversion of Series B Preferred Stock which the holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (1) pay in cash to the holder the amount by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock that the Company was required to deliver to the holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the holder, either reinstate the shares of Series B Preferred Stock and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay to the holder $1,000. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series B Preferred Stock as required pursuant to the terms hereof.

(c)                                  Automatic Conversion.  Subject to the terms of this Section 5 and Section 7, all outstanding shares of Series B Preferred Stock for which Conversion Notices have not previously been received shall be automatically converted into that number of shares of Common Stock equal to the quotient of the Liquidation Preference Amount of the shares of Series B Preferred Stock being converted divided by the Conversion Price then in effect as of the date on which the conditions for automatic conversion have been met, upon the earlier of (i) eighteen (18) months following the Issuance Date or (ii) the thirtieth (30) consecutive trading day that the Closing Bid Price for the shares Common Stock equals or exceeds $1.68 (as adjusted for any stock dividends, combinations or splits with respect to the Common Stock).  The conversion contemplated by this paragraph shall occur automatically without the consent of the holder of such shares of Series B Preferred Stock, so long as (a) there are sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; and (b) the Company shall not be in default in any material respect on its covenants and obligations hereunder.  The Company shall provide the holders of Series B Preferred Stock with twenty (20) days prior notice of the automatic conversion and request that the holders surrender their Series B Preferred Stock Certificates in return for certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted.  If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instruments of transfer, in form satisfactory to the Company, duly executed by the holder.

(d)                                 Conversion Price.  The term “Conversion Price” shall mean the price per share of the Common Stock issuable upon conversion of the Series B Preferred Stock, which price shall be $0.84, subject to adjustment under Section 5(e) hereof.

(e)                                  Adjustments of Conversion Price.

(i)                                     Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii)                                  Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1)                                  the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)                                  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, an adjustment shall not be made if the holders of Series B Preferred Stock receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series B Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iii)                               Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series B Preferred Stock; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series B Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iv)                              Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series B Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share of Series B Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)                                 Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section

5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share of Series B Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series B Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series B Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi)                              Adjustments for Issuance of Additional Shares of Common Stock. If at any time or from time to time after the Issuance Date, in the event the Company shall issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(e) or pursuant to (a) any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Series B Preferred Stock, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the “Common Stock Equivalents”) (hereafter defined) granted or issued on or prior to the Issuance Date, so long as the conversion or exercise price in such securities is not amended to lower such price and/or such securities are not amended in a manner that would adversely affect the holders) (the “Additional Shares of Common Stock”), at a price per share less than the Conversion Price, or without consideration, the Conversion Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction:

(1)                                  the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the then Conversion Price, and

(2)                                  the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock;

No adjustment of the number of shares of Common Stock shall be made under Section 5(e)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents (as defined below), if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 5(e).

(vii)                           Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(viii)                        Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price upon (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the holders), (iii) securities issued in connection with bona fide strategic license agreements, other partnering arrangements or investor relations so long as such issuances are not for the purpose of raising capital, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer’s stock option plans and employee stock purchase plans that are duly approved by the Company’s Board of Directors (or a committee thereof), (v) Common Stock issued as payment of dividends that may be declared on the Series B Preferred Stock or any series of Preferred Stock that ranks pari passu with the Series B Preferred Stock and (vi) any warrants issued to the placement agent (or underwriter) and its designees for transactions approved by the Company’s Board of Directors.

(f)                                    No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series B Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or enjoining conversion of all or of said shares of Series B Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 120% of the Liquidation Preference Amount of the Series B Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

(g)                                 Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series B Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series B Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series B Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(h)                                 Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(i)                                     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or e-mail or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series B Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series B Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(j)                                     Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

(k)                                  Reservation of Common Stock. The Company shall, so long as any shares of Series B Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of Common Stock equal to at least one hundred percent (100%) of the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series B Preferred Stock then outstanding. The initial number of shares of Common Stock reserved for conversions of the Series B Preferred Stock and any increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series B Preferred Stock based on the number of shares of Series B Preferred Stock held by each holder of record at the time of issuance of the Series B Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s shares of Series B Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series B Preferred Stock shall be allocated to the remaining holders of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such holder.

(l)                                     Retirement of Series B Preferred Stock. Conversion of Series B Preferred Stock shall be deemed to have been effected on the Conversion Date. Upon conversion of only a portion of the number of shares of Series B Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

(m)                               Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series B Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6.                                       No Preemptive Rights. No holder of the Series B Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

7.                                       Conversion Restriction. Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series B Preferred Stock convert shares of the Series B Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder and its affiliates at such time to exceed, when aggregated with all other shares of Common Stock owned by such holder and its affiliates at such time, the number of shares of Common Stock which would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series B Preferred Stock providing the Company with sixty-one (61) days notice (pursuant to Section 5(i) hereof) (the “Waiver Notice”) that such holder would like to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series B Preferred Stock, this Section 7 shall be of no force or effect with regard to those shares of Series B Preferred Stock referenced in the Waiver Notice.  Each holder of shares of Series B Preferred Stock agrees to provide the Company with a certificate of beneficial ownership within five (5) days of the request thereof.

8.                                       Redemption.  The Series B Preferred Stock shall be redeemed by the Company as provided below, at the option of the holder, upon the occurrence of a Major Transaction or a Triggering Event, as follows:

(a)                                  Redemption Option Upon Major Transaction or Triggering Event. In addition to all other rights of the holders of Series B Preferred Stock contained herein, simultaneous with the occurrence of a Major Transaction (as defined below) or a Triggering Event (as defined below), each holder of Series B Preferred Stock shall have the right, at such holder’s option, to require the Company to redeem all or a portion of such holder’s shares of Series B Preferred Stock at a price per share of Series B Preferred Stock equal to one hundred percent (100%) of the Liquidation Preference Amount, plus any accrued but unpaid dividends (the “Redemption Price”).

(b)                                 “Major Transaction”. A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i)                                     the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

(ii)                                  the sale or transfer of more than 50% of the Company’s assets other than inventory in the ordinary course of business in one or a related series of transactions; or

(iii)                               closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

(c)                                  “Triggering Event”. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i)                                     following the Issuance Date, the Company fails to utilize its best efforts to maintain a listing on at least one of, the OTC Bulletin Board, the OTCQX, the Nasdaq Global Select Market, Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or any successor to any of the foregoing trading markets or exchanges.

(ii)                                  the Company’s failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates; or

(iii)                               following the Issuance Date, the Company files a Form 15 with the Securities and Exchange Commission with respect to or otherwise deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly tradeable or quotable; or

(iv)                              following the Issuance Date, the Company consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; or

(v)                                 the Company redeems any Junior Stock other than the Series A Preferred Stock and/or any stock repurchased (on a set-off basis without any cash outlay by the Company other than to the Internal Revenue Service) in connection with the payment of withholding taxes associated with equity compensation incentives or any other de minimus redemptions;

(vi)                              the occurrence of a Bankruptcy Event (“Bankruptcy Event” means (A) the Company or any of its “significant subsidiaries” (as that term is defined in Rule 1-02 of Regulation S-X) pursuant to or under or within the meaning of any bankruptcy code: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; or (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that: (i) is for relief against the Company or any of its subsidiaries in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any of its subsidiaries for all or substantially all of their properties taken as a whole; or (iii) orders the liquidation of the Company or any of its subsidiaries; and in each case the order or decree remains unstayed and in effect for 60 days.); or

(vii)                           the Company breaches in any material respect any covenant in this Certificate of Designation; provided, however, that in the case of a breach of a negative covenant as specified in Section 9 below which is curable, such breach shall not be deemed a Triggering Event for purposes hereof if the Company (x) cures the breach within a period of ten (10) business days or (y) if such curable breach is not curable within such 10-day period, commences a cure within such 10-day period and thereafter diligently and in good faith continues to effectuate such cure and such cure is fully effectuated within thirty (30) calendar days of such breach.

9.                                       Negative Covenants. For so long as 10,000,000 shares (as adjusted for any stock dividends, combinations, or splits with respect to such shares) of the Series B Preferred Stock remain outstanding, without the consent of the holders owning of record a not less than 50% of the shares of Series B Preferred Stock then outstanding, this Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(a)                                  amend its Articles of Incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers;

(b)                                 designate any class or series of capital stock having any rights or preferences senior to the rights and preferences of the Series B Preferred Stock;

(c)                                  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock equivalents or any other Junior Stock other than to the extent permitted or required hereunder and other than any stock repurchased (on a set-off basis without any cash outlay by the Company other than to the Internal Revenue Service) in connection with the payment of withholding taxes associated with equity compensation incentives;

(d)                                 enter into any agreement with respect to any of the foregoing; or

(e)                                  issue any variable priced equity securities or any variable priced equity linked securities.

10.                                 Inability to Fully Convert.

(a)                                  Holder’s Option if Company Cannot Fully Convert. If a holder is then entitled under the terms of this Certificate of Designation to convert shares of its Series B Preferred Stock, upon the Company’s receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (y) does not have a sufficient number of shares of Common Stock authorized and available, (Z) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series B Preferred Stock pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder’s Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series B Preferred Stock, the holder, solely at such holder’s option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

(i)                                     require the Company to issue restricted shares of Common Stock in accordance with such holder’s Conversion Notice and pursuant to Section 5(b)(ii) above; or

(ii)                                  exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 5(b)(vi) hereof.

(b)                                 Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to a holder of Series B Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 10(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice and (ii) the number of Series B Preferred Stock which cannot be converted. Such holder shall notify the Company of its election pursuant to Section 10(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).

(c)                                  Pro-rata Conversion. In the event the Company receives a Conversion Notice from more than one holder of Series B Preferred Stock on the same day and the Company can convert some, but not all, of the Series B Preferred Stock pursuant to this Section 10, the Company shall convert from each holder of Series B Preferred Stock electing to have Series B Preferred Stock converted at such time an amount equal to such holder’s pro-rata amount, based on the number shares of Series B Preferred Stock held by such holder relative to the number of shares of Series B Preferred Stock held by all holders submitting shares for conversion.

11.                                 Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding shares of Series B Preferred Stock (in addition to any other corporate approvals then required to effect such action), shall be required (a) for any change to this Certificate of Designation or the Company’s Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Preferred Stock or (b) for the issuance of shares of Series B Preferred Stock after the Issuance Date.

12.                                 Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series B Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series B Preferred Stock into Common Stock.

13.                                 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14.                                 Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series B Preferred Stock and shall not be construed against any person as the drafter hereof.

15.                                 Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series B Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this •th day of                     , 2008.

HEALTHAXIS INC.

By:	/s/

Name:
Title:

EXHIBIT I

HEALTHAXIS INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock of HealthAxis Inc. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, par value $1.00 per share (the “Preferred Shares”), of HealthAxis Inc., a Pennsylvania corporation (the “Company”), indicated below into shares of Common Stock, par value $0.10 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated: